ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
THE DREYFUS/LAUREL FUNDS, INC.

THE DREYFUS/LAUREL FUNDS, INC. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

2009 [illegible] 22 [illegible] 3:32

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies eight hundred fifty million (850,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as additional shares of Dreyfus Bond Market Index Fund, of which four hundred twenty-five million (425,000,000) of such shares shall be Investor Class Common Stock and four hundred twenty-five million (425,000,000) of such shares shall be BASIC Class Common Stock of Dreyfus Bond Market Index Fund.

SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies the six hundred million (600,000,000) authorized shares of Class T Common Stock of the Corporation, representing all of the Corporation's authorized shares of Class T Common Stock, as additional shares of Class A Common Stock of the Corporation, two hundred million (200,000,000) of such shares shall be further classified as Class A Common Stock of Dreyfus Large Company Stock Fund, two hundred million (200,000,000) of such shares shall be further classified as Class A Common Stock of Dreyfus Small Cap Value Fund, one hundred million (100,000,000) of such shares shall be further classified as Class A Common Stock of Dreyfus Tax Managed Growth Fund, and one hundred million (100,000,000) of such shares shall be further classified as Class A Common Stock of Dreyfus Core Equity Fund.

THIRD: Immediately before the classification and reclassification of shares as set forth in Articles FIRST and SECOND hereof, the Corporation was authorized to issue twenty-five billion (25,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Money Market Reserves, Class R	2 billion shares
Dreyfus Money Market Reserves, Investor Class	2 billion shares

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Dreyfus U.S. Treasury Reserves, Class R	1 billion shares
Dreyfus U.S. Treasury Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class R	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class B	1 billion shares
Dreyfus AMT-Free Municipal Reserves, BASIC Class	1 billion shares
Dreyfus Bond Market Index Fund, BASIC Class	75 million shares
Dreyfus Bond Market Index Fund, Investor Class	75 million shares
Dreyfus Large Company Stock Fund, Class I	30 million shares
Dreyfus Large Company Stock Fund, Class A	20 million shares
Dreyfus Large Company Stock Fund, Class B	100 million shares
Dreyfus Large Company Stock Fund, Class C	100 million shares
Dreyfus Large Company Stock Fund, Class T	200 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus BASIC S&P 500 Stock Index Fund	150 million shares
Dreyfus Small Cap Value Fund, Class I	100 million shares
Dreyfus Small Cap Value Fund, Class A	100 million shares
Dreyfus Small Cap Value Fund, Class B	100 million shares
Dreyfus Small Cap Value Fund, Class C	100 million shares
Dreyfus Small Cap Value Fund, Class T	200 million shares
Dreyfus Tax Managed Growth Fund, Class A	100 million shares
Dreyfus Tax Managed Growth Fund, Class B	100 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund, Class T	100 million shares
Dreyfus Tax Managed Growth Fund Class I	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	100 million shares
Dreyfus Core Equity Fund, Class B	100 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Core Equity Fund, Class T	100 million shares
Dreyfus Strategic Income Fund, Class A	100 million shares
Dreyfus Strategic Income Fund, Class C	100 million shares
Dreyfus Strategic Income Fund, Class I	100 million shares

FOURTH: As hereby classified and reclassified, the total number of shares of capital stock which the Corporation has authority to issue remains twenty-five billion (25,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Money Market Reserves, Class R	2 billion shares
Dreyfus Money Market Reserves, Investor Class	2 billion shares

Dreyfus U.S. Treasury Reserves, Class R	1 billion shares
Dreyfus U.S. Treasury Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class R	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class B	1 billion shares
Dreyfus AMT-Free Municipal Reserves, BASIC Class	1 billion shares
Dreyfus Bond Market Index Fund, BASIC Class	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Large Company Stock Fund, Class I	30 million shares
Dreyfus Large Company Stock Fund, Class A	220 million shares
Dreyfus Large Company Stock Fund, Class B	100 million shares
Dreyfus Large Company Stock Fund, Class C	100 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus BASIC S&P 500 Stock Index Fund	150 million shares
Dreyfus Small Cap Value Fund, Class I	100 million shares
Dreyfus Small Cap Value Fund, Class A	300 million shares
Dreyfus Small Cap Value Fund, Class B	100 million shares
Dreyfus Small Cap Value Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund, Class A	200 million shares
Dreyfus Tax Managed Growth Fund, Class B	100 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund Class I	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	200 million shares
Dreyfus Core Equity Fund, Class B	100 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Strategic Income Fund, Class A	100 million shares
Dreyfus Strategic Income Fund, Class C	100 million shares
Dreyfus Strategic Income Fund, Class I	100 million shares

FIFTH: All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board. The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

CUST ID:0002270384
WORK ORDER:0001713422
DATE:04-23-2009 08:49 AM
AMT. PAID:$462.00

SEVENTH: These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(12) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, The Dreyfus/Laurel Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE DREYFUS/LAUREL FUNDS, INC.

By: ______________________
James Bitetto
Vice President

WITNESS:

____
Jeff Prusnofsky
Assistant Secretary

Dated: April 20, 2009